Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Financial Results for the Second Quarter and For the Six Months Ended June 30, 2007

July 26, 2007
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported a 2007 second quarter profit of $.3 million, or $.18 per diluted share, compared to net income of $1.0 million, or $0.60 per diluted share for the second quarter of 2006. As reported on Form 8-K filed May 10, 2007, the second quarter 2007 results were negatively impacted by the recording of a write-down of other real estate of $.6 million or $.365 million on an after-tax basis. The effect of providing the additional expense was a reduction of $.22 per share on a diluted basis.

Net income for the six months ended June 30, 2007 was $1.0 million or $.63 per diluted share as compared to $2.0 million or $1.21 per diluted share in the related 2006 period. Return on average assets (ROA) for the first six months of 2007 was .45% compared to .95% in 2006. Return on equity (ROE) for 2007 was 6.07% versus 11.37% for the first six months in 2006.

Net interest income on a taxable-equivalent basis for the second quarter of 2007 was $3.9 million or $.1 million below the amount recorded in the related 2006 period. The higher cost of brokered deposits to fund loan growth contributed to the decline in the net interest margin as a percentage of average interest-earning assets from 3.92% in the second quarter of 2006 to 3.55% in 2007. For the six months ended June 30, 2007, net interest margin of $7.8 million was $.1 million below the comparable period in 2006. The reversal of interest on loans placed on nonaccrual status contributed to the year-over-year reduction in net interest income.

The costs associated with hiring additional and replacing personnel were one reason that salaries and employee benefits increased $.6 million in a six-month comparison of 2007 versus 2006. Additionally, health insurance costs have increased $.2 million in the same six-month comparison. Expenses associated with the operation of other real estate, including the write-down of $.6 million described earlier, the additional legal and professional costs associated with compliance and the impaired borrower, and costs associated with opening of new branches all contributed to the increase of $1.9 million in overall operating expenses between periods.

Net charge-offs during the second quarter of 2007 were $.2 million or .05% of average loans. Net charge-offs for the six months ended June 30, 2007 totaled $4.8 million of which $4.6 million related to the impaired borrower described above. Excluding this specific amount, other charge-offs for the first six months were $203,000 in 2007 compared with $62,000 for the first six months of 2006.

Nonperforming assets at June 30, 2007 totaled $11.7 million compared with $7.3 million at year end 2006 and $1.9 million at June 30, 2006. The amounts related to the impaired borrower described in the 2006 Annual Report on Form 10-K were $4.8 million at June 30, 2007 and $5.1 million at December 31, 2006.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments, that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially
from those presented, either expressed or implied, in this filing.   Additional
factors that that may cause actual results to differ materially from those expressed in the forward-looking statements include (i) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2006 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (ii) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"). We specifically disclaim any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments.

Mid-Wisconsin Financial Services, Inc.
Financial Information
(unaudited)
                                                              Three Months Ended                    Six Months Ended
                                                        June         June                     June          June
                                                         30,          30,       Percent        30,           30,       Percent
                                                        2007         2006       Change        2007          2006       Change
(in thousands)
Interest and dividend income:
  Loans, including fees                                $6,968       $6,245       11.6%      $13,749       $12,030       14.3%
  Securities
     Taxable                                              708          606       16.8%        1,387         1,188       16.8%
     Tax-exempt                                           205          220       -6.8%          439           449       -2.2%
  Other interest and dividend income                       85           91       -6.6%          190           204       -6.9%
Total interest and dividend income                      7,966        7,162       11.2%       15,765        13,871       13.7%
Interest expense:
  Deposits                                              3,317        2,499       32.7%        6,552         4,667       40.4%
  Short-term borrowings                                   263          308      -14.6%          448           568      -21.1%
  Long-term borrowings                                    438          363       20.7%          865           708       22.2%
  Subordinated debentures                                 153          153        0.0%          307           307        0.0%
Total interest expense                                  4,171        3,323       25.5%        8,172         6,250       30.8%
Net interest income                                     3,795        3,839       -1.1%        7,593         7,621       -0.4%
Provision for loan losses                                 150          125       20.0%          300           250       20.0%
Net interest income after provision for loan losses     3,645        3,714       -1.9%        7,293         7,371       -1.1%

Non-interest income:
  Service fees                                            342          238       43.7%          656           455       44.2%
  Trust service fees                                      305          229       33.2%          607           462       31.4%
  Investment product commissions                          101           73       38.4%          158           171       -7.6%
  Other operating income                                  291          332      -12.3%          565           595       -5.0%
Total non-interest income                               1,039          872       19.2%        1,986         1,683       18.0%
Non-interest expenses:
  Salaries and employee benefits                        2,209        1,895       16.6%        4,250         3,604       17.9%
  Occupancy                                               472          420       12.4%          952           835       14.0%
  Data processing and information systems                 203          181       12.2%          399           342       16.7%
  Operation of other real estate                          631          (17)       NM            640           (16)       NM
  Legal and professional                                  163           58      181.0%          312           117      166.7%
  Other operating expenses                                686          588       16.7%        1,379         1,200       14.9%
Total non-interest expenses                             4,364        3,125       39.6%        7,932         6,082       30.4%

Income before taxes                                       320        1,461      -78.1%        1,347         2,972      -54.7%
Provision for income taxes                                 24          476      -95.0%          315           971      -67.6%
Net income                                               $296         $985      -69.9%       $1,032        $2,001      -48.4%

PER SHARE DATA
                                                  Three Months Ended           Six Months Ended
                                                   June        June           June          June
                                                    30,         30,            30,           30,
                                                   2007        2006           2007          2006
Basic earnings (loss) per share                   $0.18       $0.60          $0.63          $1.21
Diluted earnings (loss) per share                  0.18        0.60           0.63           1.21
Book value per share                              20.75       21.29          20.75          21.29
Dividends per share                                0.22        0.62           0.44           0.84
Dividend payout ratio                             122.0%      103.1%          69.9%          68.8%
Average shares outstanding-basic (in 000's)       1,640       1,639          1,640          1,650
Average shares outstanding-diluted (in 000's)     1,642       1,642          1,642          1,653
Stock Price Information:
   High Bid                                      $34.25      $36.50         $38.00         $37.00
   Low Bid                                        32.00       36.00          32.00          35.40
  Bid price at quarter end                        32.00       36.00          32.00          36.00


KEY RATIOS

Return on average assets                           0.25%       0.92%          0.45%          0.95%
Return on average equity                           3.43%      11.24%          6.07%         11.37%
Equity to assets                                   7.40%       8.11%          7.38%          8.31%
Net interest margin (FTE)                          3.55%       3.92%          3.59%          3.95%
Efficiency ratio (FTE)                            88.68%      64.60%         81.21%         63.64%
Net charge-offs to average loans                   0.05%       0.00%          1.37%          0.02%
Nonperforming assets to total assets               2.47%       0.43%          2.47%          0.43%

Mid-Wisconsin Financial Services, Inc.
Financial Information
(unaudited)
                                               As of         As of
                                               June        December
                                                30,           31,     Percent
(in thousands)                                 2007          2006     Change
ASSETS
Cash and due from banks                      $13,108       $12,111       8.2%
Interest-bearing deposits                         16            22     -27.3%
Federal funds sold                             1,118           369     203.0%
Securities                                    80,304        82,472      -2.6%
Loans held for sale                              316           216      46.3%
Loans                                        357,173       351,447       1.6%
Allowance for loan losses                     (3,681)       (8,184)    -55.0%
Net loans                                    353,492       343,263       3.0%
Accrued interest receivable                    2,580         2,474       4.3%
Premises and equipment, net                    9,477         9,332       1.6%
Goodwill                                         295           295       0.0%
Other investments - at cost                    2,616         2,616       0.0%
Other assets                                  12,304         7,481      64.5%
Total Assets                                $475,626      $460,651       3.3%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits                $45,318       $47,693      -5.0%
Interest-bearing deposits                    317,818       294,560       7.9%
  Total deposits                             363,136       342,253       6.1%
Short-term borrowings                         16,882        31,281     -46.0%
Long-term borrowings                          46,429        38,428      20.8%
Subordinated debentures                       10,310        10,310       0.0%
Accrued interest payable                       2,831         2,180      29.9%
Accrued expenses and other liabilities         2,004         2,066      -3.0%
Total liabilities                            441,592       426,518       3.5%

Total stockholders' equity                    34,034        34,133      -0.3%
Total Liabilities & Stockholders' Equity    $475,626      $460,651       3.3%

Nonaccrual loans                               5,667         6,486     -12.6%
Other real estate                              4,160           130        NM
Nonperforming assets                         $11,741        $7,254      61.9%
Net charge-offs                               $4,803          ($23)       NM

                                        Three Months Ended     Six Months Ended
                                          June       June       June       June
                                           30,        30,        30,        30,
                                          2007       2006       2007       2006
Margin Analysis
EARNING ASSETS
  Loans (FTE)                             7.94%      7.80%      7.93%      7.63%
  Investment securities:
    Taxable                               4.71%      4.32%      4.71%      4.29%
    Tax-exempt (FTE)                      5.77%      6.47%      5.81%      6.52%
    Other                                 5.46%      5.31%      5.56%      5.05%
  Total interest-earning assets           7.37%      7.21%      7.36%      7.06%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                 1.99%      2.15%      2.14%      2.00%
  Savings deposits                        3.30%      3.11%      3.30%      2.85%
  Time deposits                           4.97%      4.24%      4.94%      4.04%
 Short-term borrowings                    4.88%      4.61%      4.81%      4.34%
 Long-terrm  borrowings                   4.57%      3.89%      4.54%      3.84%
 Subordinated debentures                  5.98%      5.98%      5.98%      5.98%
Total interest-bearing liabilities        4.35%      3.83%      4.31%      3.64%

Net Interest rate spread (FTE)            3.02%      3.38%      3.05%      3.42%
Net interest rate margin (FTE)            3.55%      3.92%      3.59%      3.95%

Average Balance Sheet (in thousands)
Loans                                 $352,533   $320,854   $350,292   $317,551
Deposits                               357,757    315,421    357,947    313,761
Assets                                 467,868    428,843    464,525    426,793
Stockholders' equity                    34,629     35,046     34,293     35,474